                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        HORACE MANN EDUCATORS CORPORATION

                                 ---------------

     We, Louis G. Lower II, President, and Ann M. Caparros, Corporate Secretary of Horace Mann Educators Corporation, a corporation duly organized and existing under the laws of the State of Delaware as Horace Mann Educators Corporation and having its original Certificate of Incorporation filed with the Secretary of State on the 7/th/ day of February 1968, do hereby declare that this Restated Certificate of Incorporation was duly adopted at a meeting of the Board of Directors held on May 29, 2003, in accordance with Section 245(c) of the General Corporation Law of Delaware and that this restated certificate only restates and integrates and does not further amend the Corporation's Certificate of Incorporation as theretofore amended or supplemented and there is no discrepancy between the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented and the provisions of the Restated Certificate of Incorporation.

     FIRST.      The name of the Corporation is

                 HORACE MANN EDUCATORS CORPORATION.

     SECOND.     The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     THIRD.      The nature of the business or purposes to be conducted or
promoted is:

                 To acquire by purchase, subscription or otherwise, and to own, hold, sell, negotiate, assign, hypothecate, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of alone or in syndicate or otherwise in conjunction with others: any shares of the capital stock, script, rights, participating certificates, certificates of interest, or any voting trust certificates in respect of the shares of capital stock of or any bonds, mortgages, securities, evidences of indebtedness, acceptances, commercial paper, choses in action and obligations of every kind and description (all of the foregoing being hereinafter sometimes call securities) issued or created by any public, quasi-public or private corporation, joint stock company, association, partnership, common law trust, firm or individual, or of any combinations, organizations or entities whatsoever irrespective of their forms or the names by which they may be described, or of the Government of the United States of America or any foreign government, or of any state, territory, municipality or other political subdivision, or of any governmental agency; and to issue in exchange therefore, in the manner permitted by law, shares of the capital stock, bonds or other obligations of the Corporation; and while the holder or owners of any such securities, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon; and, to the extent now or hereafter permitted by law, to aid by loan, guarantee or otherwise those issuing, creating or responsible for any such securities; and to do any and all lawful things designed to protect, preserve, improve or enhance the value of any such securities.

                 To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                 In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     FOURTH.     The total number of shares which the Corporation shall have authority to issue is seventy-six  million  (76,000,000), consisting of:

     (a) 75,000,000 shares of common stock, par value $0.001 per share (the "Common Stock");

     (b) 1,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative participation, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of the Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

     FIFTH.      Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meeting of the Stockholders of the Corporation, on all propositions before such meetings.

     In all elections for Directors, every Stockholder shall have the right to one vote for each share of stock owned by that stockholder and that stockholder can cast his or her votes in person or by proxy for as many persons as there are Directors to be elected.

     All other preferences and rights, and the qualifications, limitations or restrictions in respect to each class of stock shall be as stated in the By-laws and on the back of the certificates of such class of stock.

     SIXTH.      The name and mailing address of the incorporator are Alexander
Polikoff, 231 South LaSalle Street, Chicago, Illinois.

     SEVENTH.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the By-laws of the Corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          To designate one or more committees, by resolution of a majority of the whole Board, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise such powers as are provided for in the resolution creating the same or in the By-laws of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers which may require it.

     EIGHTH.     To the fullest extent permitted by the Delaware General
Corporation Law as the same exists or may hereafter be amended, a Director of this Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     NINTH.      The Corporation shall indemnify each Director, Officer,
employee or agent of the Corporation and each person who is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to the extent provided in the By-laws of the Corporation as the same may be amended from time to time.

     TENTH.      Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or

Stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be agree to any compromise or arrangement, and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made be binding on all the creditors or class of creditors and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

     ELEVENTH.   Meetings of Stockholders may be held within or without the
State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     TWELFTH.    In the absence of fraud, no contract or transaction between the
Corporation and any other corporation shall be void or voidable solely because one or more of the Directors of the Corporation has a pecuniary or other interest in, or is an officer or director of, the other corporation. Any Director of the Corporation, either individually or as a member of any firm or association, may have a pecuniary or other interest in any contract or transaction of the corporation; and any such Director who is also a director of such corporation, or who has an interest in such contract or transaction, may be counted in determining the existence of a quorum at any meeting of the Board or of any Committee meeting of the Corporation, which authorized said contract or transaction, and may vote to authorize the contract or transaction so long as:

          1. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the Committee, and the Board or Committee, in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          2. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, Committee or Stockholders.

                 Any contract, transaction or act of the Corporation of the Directors or of any Committee which shall be ratified by a majority of a quorum of the

          Stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every Stockholder of the Corporation.

     THIRTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, provided, however, that Article FIFTH may be amended only upon the affirmative vote of the holders of not less than seventy-five percent (75%) of the Common Stock, and all rights conferred upon Stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation on this 20/th/ day of June, 2003.


                                     By:          /s/  Louis G. Lower
                                        ----------------------------------------
                                              Louis G. Lower II, President


                                     By:          /s/  Ann M. Caparros
                                        ----------------------------------------
                                          Ann M. Caparros, Corporate Secretary

STATE OF ILLINOIS   )
                    )  SS.
COUNTY OF SANGAMON  )

     On this 20/th/ day of June, 2003, before me, a notary public in and for said County and State, personally appeared Louis G. Lower II, President, and Ann
M. Caparros, Corporate Secretary, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same.


                                                    Linea K. Nelson
                                        ----------------------------------------
     (Notary Seal)                                   Notary Public

                                        My commission expires September 5, 2004.